                                                                      EXHIBIT 12

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES

            CALCULATION OF RATIOS OF EARNINGS TO TOTAL FIXED CHARGES
             AND CALCULATION OF EARNINGS TO TOTAL FIXED CHARGES AND

                         PREFERRED DIVIDEND REQUIREMENTS

                                  (IN MILLIONS)

                                                                                   THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                                  --------------------
                                                                                  1996           1995
                                                                                  -----          ----
Earnings:
Income from continuing operations .........................................       $ 40          $ 45
Add:
   Adjustment for distributions in excess of undistributed equity earnings
      and losses ..........................................................         1           --
   Income taxes ...........................................................        29            34
   Amortization of interest capitalized ...................................         --            --
                                                                                  ----          ----
                                                                                    70            79
                                                                                  ----          ----
Fixed Charges:
   Interest and other financial charges ...................................         44            33
   Interest factor attributable to rentals ................................          7             6
                                                                                  ----          ----
                                                                                    51            39
                                                                                  ----          ----
Earnings, as adjusted, from continuing operations                                 $121          $118
                                                                                  ====          ====
Fixed Charges:
   Fixed charges above ....................................................       $ 51          $ 39
   Interest capitalized ...................................................        --              1
                                                                                  ----          ----
      Total fixed charges .................................................         51            40
Dividends on preferred stock (pre-income tax basis)                                --             12
                                                                                  ----          ----
      Total fixed charges and preferred dividend requirements .............       $ 51          $ 52
                                                                                  ====          ====
Ratios:
   Earnings, as adjusted, from continuing operations to total fixed charges       2.37          2.95
                                                                                  ====          ====
   Earnings, as adjusted, from continuing operations to total fixed charges
      and preferred dividend requirements .................................       2.37          2.27
                                                                                  ====          ====

    ---------
    Notes:

    a) The adjustment for distributions in excess of undistributed equity earnings and losses represents the adjustment to income for distributions in excess of undistributed earnings and losses of companies in which at least 20% but less than 50% equity is owned.

    b) The interest factor attributable to rentals was computed by calculating the estimated present value of all long-term rental commitments and applying the approximate weighted average interest rate inherent in the lease obligations and adding thereto the interest element assumed in short-term cancelable and contingent rentals excluded from the commitment data but included in rental expense.

    (c) The dividend requirements on preferred stock have been determined by adding to the total preferred dividends an allowance for income taxes, calculated on the effective income tax rate.

                                       13